Exhibit 99.1

Report of Independent Certified Public Accountants	F-1

Financial Statements of Business Acquired
Balance Sheets	F-2
Statements of Income and Comprehensive Income	F-3
Statements of Shareholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 - F-10

Pro Forma Financial Information
RAE Systems Inc. Pro Forma Condensed Consolidated Financial Statements (Unaudited)	F-11 - F-14

Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders

Beijing Ke Li Heng Security Equipment Co., Ltd.

We have audited the accompanying balance sheets of Beijing Ke Li Heng Security Equipment Co., Ltd. (the “Company”) as of December 31, 2003 and 2002, and the related statements of income and comprehensive income, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Ke Li Heng Security Equipment Co., Ltd., as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

BDO Shanghai Zhonghua

Shanghai, PRC

July 22, 2004

Beijing Ke Li Heng Security Equipment Co., Ltd.

Balance Sheets

(in U.S. $)

	December 31, 2003	December 31, 2002
Assets
Current Assets:
Cash and cash equivalents (Note 8)	$971,000	$1,285,000
Accounts receivable, net of allowance for doubtful accounts of $336,000 and $226,000, respectively	2,412,000	1,653,000
Inventories (Note 2)	1,564,000	1,415,000
Prepaid expenses and other current assets	597,000	399,000
Deferred income taxes (Note 5)	81,000	52,000

Total Current Assets	5,625,000	4,804,000

Property and Equipment, net (Note 3)	199,000	127,000
Other Assets	54,000	54,000

Total Assets	$5,878,000	$4,985,000

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$753,000	$660,000
Bank borrowings (Note 4)	121,000	362,000
Accrued expenses	944,000	618,000
Income taxes payable (Note 5)	78,000	81,000
Deferred revenue	107,000	261,000

Total Current Liabilities	2,003,000	1,982,000

Total Liabilities	2,003,000	1,982,000

Commitments and Contingencies (Notes 6 and 7)

Shareholders’ Equity
Contributed capital	1,881,000	1,881,000
Accumulated other comprehensive income	19,000	19,000
Retained earnings	1,975,000	1,103,000

Total Shareholders’ Equity	3,875,000	3,003,000

	$5,878,000	$4,985,000

See Accompanying Notes to Financial Statements

Beijing Ke Li Heng Security Equipment Co., Ltd.

Statements of Income and Comprehensive Income

(in U.S. $)

	Year ended December 31,
	2003	2002
Net Sales (Note 7)	$8,597,000	$7,927,000
Cost of Sales	5,810,000	5,413,000

Gross Margin	2,787,000	2,514,000

Operating Expenses:
Sales and marketing	944,000	945,000
Research and development	180,000	158,000
General and administrative	575,000	670,000

Total Operating Expenses	1,699,000	1,773,000

Operating Income	1,088,000	741,000

Other Income (Expense):
Interest expense	(4,000)	(22,000)
Other, net	(22,000)	2,000

Other Income (Expense), net:	(26,000)	(20,000)

Income Before Income Taxes	1,062,000	721,000
Income Taxes (Note 5)	190,000	141,000

Net Income and Comprehensive Income	$872,000	$580,000

See Accompanying Notes to Financial Statements

Beijing Ke Li Heng Security Equipment Co., Ltd.

Statement of Shareholders’ Equity

(in U.S. $)

	Contributed Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total
Balances, January 1, 2002	$1,228,000	$19,000	$523,000	$1,770,000
Capital contribution	653,000	—	—	653,000
Net income	—	—	580,000	580,000

Balances, December 31, 2002	1,881,000	19,000	1,103,000	3,003,000
Net income	—	—	872,000	872,000

Balances, December 31, 2003	$1,881,000	$19,000	$1,975,000	$3,875,000

See Accompanying Notes to Financial Statements

Beijing Ke Li Heng Security Equipment Co., Ltd.

Statements of Cash Flows

(in U.S. $)

	Years ended December 31,
	2003	2002
Increase (Decrease) in Cash and Cash Equivalents
Cash Flows From Operating Activities:
Net Income	$872,000	$580,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	79,000	89,000
Deferred income taxes	(29,000)	(52,000)
Changes in operating assets and liabilities:
Accounts receivable, net	(759,000)	(338,000)
Inventories	(149,000)	(144,000)
Prepaid expenses and other current assets	(198,000)	(34,000)
Accounts payable	93,000	109,000
Accrued expenses	326,000	(384,000)
Income taxes payable	(3,000)	17,000
Deferred revenue	(154,000)	261,000

Net Cash Provided By Operating Activities	78,000	104,000

Cash Flows From Investing Activities:
Investment	—	(6,000)
Acquisition of property and equipment	(151,000)	(58,000)

Net Cash Used In Investing Activities	(151,000)	(64,000)

Cash Flows From Financing Activities:
Proceeds from capital contribution	—	653,000
Cash repayments of borrowing from bank	(241,000)	—

Net Cash (Used In) Provided By Financing Activities	(241,000)	653,000

Net Increase in Cash and Cash Equivalents	(314,000)	693,000
Cash and Cash Equivalents, beginning of period	1,285,000	592,000

Cash and Cash Equivalents, end of period	$971,000	$1,285,000

Supplemental Disclosure of Cash Flow Information:
Cash Paid:
Income taxes	$221,000	$176,000
Interest	$1,000	$22,000

See Accompanying Notes to Financial Statements

Beijing Ke Li Heng Security Equipment Co., Ltd.

Notes to Financial Statements

1.    Summary of Significant Accounting Policies

(a) The Company

Founded in April 1996, Beijing Ke Li Heng Security Equipment Co., Ltd. (the “Company”, “KLH”) is a Beijing-based manufacturer and distributor of patented security, environmental and personal safety monitors, automated monitoring and control instruments and fixed industrial safety sensing and monitoring systems.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

(c) Revenue Recognition

The Company generally recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. Net revenues include amounts billed to customers in sales transactions for shipping and handling, as prescribed by the Emerging Issues Task Force Issue No. 00-10 Accounting for Shipping and Handling Fees and Costs. Shipping fees represent approximately 1% of net revenues in each of 2003 and 2002.

(d) Cash and Cash Equivalents

The Company considers all highly liquid investments having original maturities of 90 days or less to be cash equivalents.

(e) Accounts Receivable and Allowance for Doubtful Accounts

An allowance for doubtful accounts is provided for estimated credit losses at a level deemed appropriate to adequately provide for known and inherent risks related to such amounts. The allowance is based on a review of the creditworthiness of each customer on a case-by-case basis. While management uses the best information available in making its determination, the ultimate

Beijing Ke Li Heng Security Equipment Co., Ltd.

Notes to Financial Statements

recovery of recorded accounts receivable is also dependent upon future economic and other conditions that may be beyond management’s control.

(f) Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market.

(g) Property and Equipment

Property and equipment are stated at cost net of accumulated depreciation. Depreciation is provided using the straight–line method over the related estimated useful lives, as follows:

Equipment	3 years
Furniture and fixtures	3 years
Automobiles	3 years

(h) Value Added Tax (VAT)

The Company is subject to value added taxes (VAT) imposed by the Peoples Republic of China on its domestic sales. VAT is charged to the local customers who purchase security equipment from the Company. The Company, likewise, pays VAT when it purchases equipment and raw materials from vendors within China. The applicable VAT rate is 17%.

(i) Employee Welfare and Fringe Benefits

All companies operating in China are subject to government-mandated employee welfare and fringe benefit contributions. In accordance with the laws and regulations of the Peoples Republic of China, the Company participates in a defined contribution plan pursuant to which the Company is required to provide employees with certain retirement, medical and other fringe benefits. The regulations in China also require the Company to pay to the local labor administration bureau, a monthly contribution based on the compensation of qualified employees.

(j) Warranty Repairs

The Company generally provides a one year limited warranty on its products and establishes a provision for the estimated costs of fulfilling these warranty obligations at the time the related revenue is recorded. Historically, warranty costs have been insignificant.

(k) Income Taxes

The Company is considered to be a new technology enterprise in Beijing, and as such, was given preferential tax treatment from September 1996 through May 2002. The Company was exempt from

Beijing Ke Li Heng Security Equipment Co., Ltd.

Notes to Financial Statements

income taxes from September 1996 through May 2000. From June 2000 through May 2002, the Company was taxed at a rate of 7.5%, half the normal tax rate. Henceforth, the normal tax rate applies.

(l) Long-Lived Assets and Long-Term Investments

The Company periodically reviews its long–lived assets and long-term investments for indicators of impairment and assesses the carrying value of the assets against market values. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the Company records an expense to the extent that the carrying value exceeds fair market value in the period the assessment is made.

(m) Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standard No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”), issued by the Financial Accounting Standards Board (“FASB”). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income (loss) in the statements of income and comprehensive income. Comprehensive income (loss) is comprised of net income and all changes to stockholders’ equity except those due to investments by owners and distributions to owners.

2.    Inventories

Inventories consist of the following:

December 31,	2003	2002
Raw material	$360,000	$399,000
Finished goods	1,321,000	1,013,000
Work in process	87,000	126,000

	1,768,000	1,538,000
Less reserve for obsolescence	(204,000)	(123,000)

Inventories, net	$1,564,000	$1,415,000

Beijing Ke Li Heng Security Equipment Co., Ltd.

Notes to Financial Statements

3.    Property and Equipment

A summary of property and equipment follows:

December 31,	2003	2002
Equipment	$99,000	$96,000
Furniture and fixtures	169,000	147,000
Automobile	216,000	143,000
Construction in progress	53,000	—

	537,000	386,000
Less accumulated depreciation	(338,000)	(259,000)

Property and equipment, net	$199,000	$127,000

4.    Bank Borrowings

As of December 31, 2003 and 2002, the Company had loans with the Bank of Hua Xia for $121,000 at an interest rate of 5.31% and $362,000 at an interest rate of 5.841%, respectively. In July 2004, the loans were repaid in full.

5.    Income Taxes

Income taxes were $190,000 and $141,000 for the years ended December 31, 2003 and 2002, respectively. The difference between the Chinese statutory rate of 15% and the Company’s effective tax rate of 18% and 20% in 2003 and 2002, respectively, is primarily due to permanent differences.

Deferred tax assets as of December 31, 2003 and 2002 were comprised of the following:

December 31,	2003	2002
Deferred tax assets:
Allowance for doubtful accounts	$50,000	$34,000
Inventories	31,000	18,000

Total deferred tax assets:	$81,000	$52,000

Beijing Ke Li Heng Security Equipment Co., Ltd.

Notes to Financial Statements

6.    Commitments

The Company leases certain facilities under operating leases expiring in 2005. The Company executed on a supplemental lease agreement in January 2004 that allows the Company to terminate such lease obligation on a three-month notice. Future minimum rental payments required under operating leases for 2004 and 2005 are $93,000 and $6,000, respectively.

The Company has a capital commitment of $1.2 million and $85,000 for 2004 and 2005, respectively, to construct a building for its intended use. The cost of the building is estimated at $2.1 million, of which the Company has paid $819,000.

7.    Credit Risks

Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents and trade receivables. The Company had deposits at several financial institutions, which are not insured, that aggregated $971,000 and $1,285,000 as of December 31, 2003 and 2002, respectively.

All of the Company’s revenues and accounts receivable are derived from sales made to customers located in China. No individual customer comprised more than 10% of net sales in 2003 and 2002. The Company believes any risk of accounting loss is significantly reduced due to the diversity in customers, which includes many governmental agencies.

8.    Subsequent Events

On May 27, 2003, RAE Systems Inc. invested $9 million in cash for a 64% interest in the Company.

RAE Systems Inc.

Pro Forma Condensed Consolidated Balance Sheet

March 31, 2004

(in U.S. $)

	Historical Consolidated	KLH	Subtotal	Pro Forma Adjustments Record Investment in KLH (Notes 1 and 2)	Pro Forma Totals
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$31,123,000	$783,000	$31,906,000	$—	$31,906,000
Short term investment	6,689,000	—	6,689,000	—	6,689,000
Accounts receivable, net	5,741,000	2,176,000	7,917,000	—	7,917,000
Inventories, net	4,351,000	2,052,000	6,403,000	—	6,403,000
Other current assets	1,563,000	421,000	1,984,000	—	1,984,000

Total current assets	49,467,000	5,432,000	54,899,000	—	54,899,000
Property and equipment, net	1,926,000	850,000	2,776,000	—	2,776,000
Investment in unconsolidated affiliate	441,000	—	441,000	—	441,000
Intangible assets	—	—	—	1,945,000	1,945,000
Other non-current assets	272,000	54,000	326,000	(231,000)	95,000

TOTAL ASSETS	$52,106,000	$6,336,000	$58,442,000	$1,714,000	$60,156,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Bank borrowings and notes payable	$—	$121,000	$121,000	$610,000	$731,000
Accounts payable	1,517,000	754,000	2,271,000	—	2,271,000
Accruals and other current liabilities	2,170,000	816,000	2,986,000	—	2,986,000
Income tax payable	783,000	54,000	837,000	—	837,000
Deferred revenue	69,000	487,000	556,000	—	556,000
Other current liabilities	93,000	—	93,000	—	93,000

Total current liabilities	4,632,000	2,232,000	6,864,000	610,000	7,474,000
Deferred income	90,000	—	90,000	—	90,000
Long term notes payable	—	—	—	1,109,000	1,109,000
Minority interest	—	—	—	4,099,000	4,099,000

TOTAL LIABILITIES	4,722,000	2,232,000	6,954,000	5,818,000	12,772,000

SHAREHOLDERS’ EQUITY
Common stock	56,000	—	56,000	—	56,000
Paid-in capital	51,051,000	1,881,000	52,932,000	(1,881,000)	51,051,000
Other comprehensive income	(61,000)	19,000	(42,000)	(19,000)	(61,000)
Retained earnings (deficit)	(3,662,000)	2,204,000	(1,458,000)	(2,204,000)	(3,662,000)

TOTAL SHAREHOLDERS’ EQUITY	47,384,000	4,104,000	51,488,000	(4,104,000)	47,384,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$52,106,000	$6,336,000	$58,442,000	$1,714,000	$60,156,000

See Accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

RAE Systems Inc.

Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2003

(in U.S. $)

	Historical Consolidated	KLH	Subtotal	Pro Forma Adjustments		Pro Forma Totals
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Net Sales	$31,333,000	$8,597,000	$39,930,000	$(426,000	)(2)	$39,504,000
Cost of Sales	12,086,000	5,810,000	17,896,000	(426,000	)(2)	17,470,000

Gross Margin	19,247,000	2,787,000	22,034,000	—		22,034,000

Operating Expenses:
Sales and marketing	7,277,000	944,000	8,221,000	—		8,221,000
Research and development	2,983,000	180,000	3,163,000	—		3,163,000
General and administrative	5,162,000	575,000	5,737,000	389,000	(3)	6,126,000

Total Operating Expenses	15,422,000	1,699,000	17,121,000	389,000		17,510,000

Operating Income	3,825,000	1,088,000	4,913,000	(389,000)		4,524,000

Other Income (Expense):
Interest income	31,000	—	31,000	—		31,000
Interest expense	(32,000)	(4,000)	(36,000)	—		(36,000)
Other, net	(38,000)	(22,000)	(60,000)	—		(60,000)
Equity in loss of unconsolidated affiliate	(276,000)	—	(276,000)	—		(276,000)

Other Income (Expense), net:	(315,000)	(26,000)	(341,000)	—		(341,000)

Income Before Income Taxes and Minority Interest	3,510,000	1,062,000	4,572,000	(389,000)		4,183,000
Income Taxes	732,000	190,000	922,000	—		922,000

Income Before Minority Interest	2,778,000	872,000	3,650,000	(389,000)		3,261,000
Minority interest in income of consolidated subsidiary	—	—	—	(314,000)		(314,000)

Net Income	$2,778,000	$872,000	$3,650,000	$(703,000)		$2,947,000

Basic Earnings Per Common Share	$0.06					$0.06

Diluted Earnings Per Common Share	$0.06					$0.06

Weighted-average common shares outstanding	46,179,770			2,250,000	(5)	48,429,770

Diluted weighted-average common shares outstanding	49,457,720			2,250,000	(5)	51,707,720

See Accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

RAE Systems Inc.

Pro Forma Condensed Consolidated Statement of Income

Three Months Ended March 31, 2004

(in U.S. $)

	Historical Consolidated	KLH	Subtotal	Pro Forma Adjustments		Pro Forma Totals
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Net Sales	$8,182,000	$1,874,000	$10,056,000	$(32,000	)(2)	$10,024,000
Cost of Sales	2,979,000	1,104,000	4,083,000	(32,000	)(2)	4,051,000

Gross Margin	5,203,000	770,000	5,973,000	—		5,973,000

Operating Expenses:
Sales and marketing	2,067,000	302,000	2,369,000	—		2,369,000
Research and development	920,000	71,000	991,000	—		991,000
General and administrative	1,712,000	117,000	1,829,000	98,000	(3)	1,927,000

Total Operating Expenses	4,699,000	490,000	5,189,000	98,000		5,287,000

Operating Income	504,000	280,000	784,000	(98,000)		686,000

Other Income (Expense):
Interest income	75,000	1,000	76,000	—		76,000
Interest expense	(4,000)	—	(4,000)	—		(4,000)
Other, net	17,000	2,000	19,000	—		19,000
Equity in loss of unconsolidated affiliate	(68,000)	—	(68,000)	—		(68,000)

Other Income (Expense), net:	20,000	3,000	23,000	—		23,000

Income Before Income Taxes and Minority Interest	524,000	283,000	807,000	(98,000)		709,000
Income Taxes	339,000	54,000	393,000	—		393,000

Income Before Minority Interest	185,000	229,000	414,000	(98,000)		316,000
Minority interest in income of consolidated subsidiary	—	—	—	(82,000	)(4)	(82,000)

Net Income	$185,000	$229,000	$414,000	$(180,000)		$234,000

Basic Earnings Per Common Share	$0.00					$0.00

Diluted Earnings Per Common Share	$0.00					$0.00

Weighted-average common shares outstanding	52,874,797			700,000	(5)	53,574,797

Diluted weighted-average common shares outstanding	57,192,460			700,000	(5)	57,892,460

See Accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

RAE Systems Inc.

Notes to Condensed Consolidated Pro Forma Financial Statements

(Unaudited)

Note 1—Basis of Presentation

On May 27, 2004, RAE Systems Inc. (“RAE”) consummated the acquisition of a 64% interest in Beijing Ke Li Heng Anquan Shebei Youxian Zeren Gongsi (“Beijing Ke Li Heng Security Equipment Co., Ltd.”) (“KLH”) pursuant to a Joint Venture Contract (“Contract”) entered into on May 14, 2004 between KLH and RAE. The Contract was previously filed as an Exhibit to our Form 8-K filed with the Securities and Exchange Commission on June 8, 2004.

Prior to the acquisition, KLH had fully paid registered capital of RMB 15,041,700 (US$ 1,815,000), which represented 100% of the authorized, issued and outstanding equity of KLH held by the Chinese Parties. Under the Terms of the Contract, KLH’s registered capital was increased by RMB 26,740,800 (US$ 3,227,000) to RMB 41,783,000 (US$ 5,042,000). RAE fully subscribed for such increased portion of the register capital by contributing US$9 million in cash into KLH, representing a 64% ownership interest in KHL. As a direct result of RAE’s subscription, KLH has been converted into a Chinese-foreign equity joint venture. This Chinese-foreign equity joint venture is to be operated as a newly created subsidiary of RAE under the name RAE KLH Technologies (Beijing) Company Limited.

Pursuant to the terms of the Contract, the Chinese parties are entitled to receive certain of KLH’s retained and undeclared profits (as defined) that were generated prior to the consummation of the acquisition. In connection therewith, in the accompanying unaudited pro forma balance sheet at March 31, 2004, US$ 1,719,000 (US$ 610,000 and US$ 1,109,000) of the purchase price has been allocated to the liability arising from this provision in the Contract.

The following unaudited pro forma financial data presents the pro forma consolidated results of operations of RAE as if the investment in KLH had occurred on January 1, 2003. The pro forma consolidated balance sheet has been prepared as if the investment had occurred on March 31, 2004.

The US$9 million investment by RAE in KLH was funded from available cash that was obtained from the US$32.2 million in proceeds received on January 28, 2004 from the sale of 8,050,000 shares of RAE’s common stock. For purposes of presenting the pro forma earnings per share for the year ended December 31, 2003, the weighted-average shares outstanding have been increased by 2,250,000 shares (resulting in pro forma proceeds of US$9 million) as if such shares had been outstanding for the entire year to fund the investment. For purposes of presenting the pro forma earnings per share for the quarter ended March 31, 2004, the weighted-average shares outstanding have been increased by 700,000 shares (2,250,000 x 28/90 days, that is, from January 1 to January 28, 2004 inclusive) to reflect the effects on earnings per share as if such shares had been issued and outstanding on January 1, 2004.

RAE’s US$ 9 million investment in KLH that has been allocated on a preliminary basis to the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition as set forth below.

Current assets		$14,432,000
Property and equipment		850,000
Intangible assets		1,945,000
Other assets		54,000

Assets:		17,281,000

Current Liabilities		(2,842,000)
Long-term notes payable		(1,109,000)
Minority interest		(4,099,000)

Liabilities:		(8,050,000)

Total investment (including transaction costs of $231,000):	US$	9,231,000

Intangible assets comprise customer lists, which will be amortized over an estimated life of five years.

The pro forma adjustments described in Note 2 below are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma consolidated data presented herein do not purport to represent what the Company’s results of operations would actually have been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company’s results of operations for any future period or the future results of the Company.

Note 2—Pro Forma Adjustments

The pro forma adjustments to the condensed consolidated pro forma financial statements are as follows:

1)	To record the purchase of a 64% majority interest in KLH and the allocation of the purchase price on the basis of the estimated fair values of the assets acquired and liabilities assumed.

2)	To eliminate intercompany revenue and cost of sales on pre-acquisition transactions between the Company and KLH.

3)	To adjust depreciation and amortization to reflect the adjusted bases of assets. Intangible assets resulting from the acquisition will be amortized over a five-year period.

4)	To allocate income from KLH to the minority interest.

5)	To adjust weighted-average shares outstanding to reflect shares issued to fund the investment in KLH.